Exhibit 99.1

CITI TRENDS ANNOUNCES CEO APPOINTMENT AND Q3 COMPARABLE STORE SALES ABOVE GUIDANCE

Appoints Ken Seipel as Chief Executive Officer

Reports Preliminary Third Quarter Results above prior outlook

Q3 2024 Preliminary Total Sales of $179.1 million, comparable store sales increase of 5.7%

Savannah, Ga, November 19, 2024—Citi Trends Inc, (NASDAQ: CTRN) today announced the Board of Directors has appointed Kenneth (Ken) Seipel as Chief Executive Officer, effective November 18, 2024. Mr. Seipel has been serving as the Interim CEO of Citi Trends since June 1, 2024, and on the Board of Directors since 2019. Concurrently, the Board appointed Peter Sachse, the current Executive Chairman of the Board, as Chairman of the Board.

In addition, the Company is announcing preliminary Q3 2024 results with sales of $179.1 million and comparable store sales growth of 5.7% vs. Q3 2023. Q3 sales results are expected to be above the Company’s previous outlook of second half comparable store sales results flat to up low single digits compared to prior year. Gross margin for Q3 2024 is expected to be 39.8%, an increase of 160 basis points compared to Q3 2023. Sales and gross margin results are due to improved product, better allocation methods and increased customer traffic. Q3 2024 Adjusted EBITDA* is expected to be a loss of $3.3 million, which includes strategic costs for in-depth customer and market research and costs to improve operational processes. More details will be provided with the Company’s Q3 earnings release on December 3, 2024.

The Company’s Chairman of the Board, Peter Sachse, commented, “We are pleased with our sales and gross margin performance in Q3 2024 and are excited to appoint Ken to the permanent role of CEO. In a short period of time, Ken has improved the Company’s business performance and is laying the groundwork for long term shareholder value creation. Ken’s deep retail experience and his strong track record of leading significant value creation as CEO in past companies gives us confidence that he will develop and execute Citi Trends’ long term strategic plan to more than triple our company value.”

Ken Seipel commented, “Citi Trends is an exciting growth opportunity. The Company is uniquely positioned with nearly 600 stores serving our core African American customers in their neighborhoods, creating a defensible moat against competition. We are fortunate to have a loyal and frequent base of shoppers who have quickly responded to our improved product strategies, including exceptional prices on branded product. Working with our talented, highly engaged employees, I am confident we will significantly improve business performance and shareholder value”.

Seipel continued: “I am pleased to continue working with Peter and the entire Board of Directors on the future of Citi Trends. Further, as a shareholder, I would like to acknowledge the Board of Directors for creating a progressive compensation package that is aligned with shareholder interests with an incentive for significant share price appreciation”.

About Kenneth (Ken) Seipel

Ken is a Senior Retail Executive with experience in public and private equity backed ownership companies along with Fortune 500 retail company background. A seasoned, multi-functional general manager / leader, with experience in large scale growth, concept development, expansion and business turn-around, Ken most recently served as Interim CEO of Citi Trends and as a member of the Board of Directors of Citi Trends since 2019 serving as the Chairman of the Nominating and Corporate Governance Committee, and member of the Audit and Finance Committee.

From 2018 to 2021, Ken served as CEO and co-owner of West Marine, the world’s largest retailer of boating supplies. Ken led a highly successful business turn around leading to a successful transaction, and an over six times return on investment for shareholders. From 2013 through March 2017, Ken served as CEO of Gabriel Brothers Inc. AKA "Gabe's". Under Ken's leadership, the company’s business strategies resulted in a private transaction valued at three times investment. In 2011 and 2012, Ken served as President and COO of Wet Seal Inc. where he stabilized the volatile business, restored cash to the balance sheet, optimized real estate and reduced working capital needs. In late 2009 and 2010, Ken served as Chief Restructuring Officer and Interim CEO at Pamida Stores. Following his business turn around strategies to restore profit and the balance sheet, Pamida was merged as a growth strategy for another retail holding.

Prior to 2009, Ken served as the EVP of Operations for North America, at the Old Navy division of Gap, Inc., leading the concept through a time of explosive growth to $7B and over 1,000 stores when the brand developed into the value specialty brand known today. Ken began his career with JCPenney in operations and merchandise buying, in the mid 90's with Target as a leader on the Supercenter development team and later was head of stores and acquisitions for Shopko.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel, accessories and home goods for the entire family. The Company operates 592 stores located in 33 states. Citi Trends’ website address is www.cititrends.com.

Fiscal 2024 Third Quarter Earnings Release

Management will provide further details on its third quarter conference call on December 3, 2024 at 9:00 a.m. ET. The number to call for the live interactive teleconference is 877-407-0779. The live broadcast of Citi Trends' conference call will be available online at the Company's website, www.cititrends.com, under the Investor Relations section.

* Non-GAAP Financial Measure – Adjusted EBITDA

Adjusted EBITDA is calculated as earnings before interest, income taxes and depreciation and amortization and excludes the impact of CEO transition, shareholder defense and store impairment expenses.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business plans and the objectives and expectations of management, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings or sales are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors, which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the SEC. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer confidence and consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Tom Filandro
ICR, Inc.
CitiTrendsIR@icrinc.com